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                                                                      EXHIBIT 15


December 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our reports dated April 30, 2002, July 31, 2002 and November 4, 2002 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively, and included in the Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in its Form S-8 Registration Statement dated December 23, 2002.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP